EXHIBIT 99.1

Arcus’s COVID-19 Statement

Despite the ongoing situation with COVID-19, we continue to see relatively robust enrollment across our ongoing Arcus-sponsored studies at this time.  Similar to other biotech and pharmaceutical companies, we believe this pandemic may ultimately cause delays in some of our clinical programs as well as delays initiating new studies and/or new clinical sites. However, the timing of any delays and overall impact will be difficult to determine until we have more visibility on the length of the crisis and the potential institution of additional public health orders.  With respect to manufacturing, we currently have sufficient drug supply for our ongoing clinical studies. At this time and subject to further COVID-19 implications, we do not anticipate any disruptions to our drug supply chain.

We thank all of the investigators, patients and their caregivers during this time for their commitment to advancing new treatment options for oncology patients. We also thank all healthcare professionals and regulatory staff as they work tirelessly to address the public health risks and treat those affected by this pandemic. While our mission (and the clinical trials that support our mission) is important, we recognize it must be balanced by the burden placed on hospitals and their staff who care for patients with COVID-19.  We are monitoring the situation on a daily basis to ensure that patient safety is not compromised for patients enrolled and continuing in our trials.